Exhibit 10.5
AGREEMENT AND DEED OF THE CREATION OF A FIRST RANKING RIGHT
OF PLEDGE OF SHARES IN AFFILIATED COMPUTER SERVICES
INTERNATIONAL B.V.
On the twentieth day of March, two thousand and six, appeared before me, Johannes Schouten, hereinafter referred to as “civil law notary”, substitute of Pieter Heyme Bolland, civil law notary (notaris) (“Notary”) officiating at (met plaats van vestiging te) Amsterdam, The Netherlands:
1.	Saskia Dorothée Schenke, employed at AKD Prinsen Van Wijmen N.V. at its office at Orlyplein 10, 1043 DP Amsterdam, the Netherlands, born at Wijchen, the Netherlands on the twenty-fourth day of March nineteen hundred and eighty-two, acting upon a written power of attorney granted by and as such representing:
a.	ACS Global, Inc., a company organized and existing under the laws of Delaware, having its registered office at 1209 Orange Street, Wilmington, Delaware 19801, United States of America, with address 2828 North Haskell, Dallas, TX 75204, United States of America (the “Pledgor”);

b.	Affiliated Computer Services International B.V., a private limited liability company (besloten vennootschap met beperkte aansprakelijkheid) organized and existing under the laws of the Netherlands, with Ministry of Justice number B.V. 1165104, having its corporate seat (statutaire zetel) at Amsterdam, the Netherlands, with address Fred. Roeskestraat 123-I, 1076 EE Amsterdam, the Netherlands, registered with the trade register of the Chamber of Commerce for Amsterdam (Kamer van Koophandel en Fabrieken voor Amsterdam) under number 34160388 (the “Company”);
2.	Bart Garnaat, employed as a lawyer at AKD Prinsen Van Wijmen N.V. at its office at Orlyplein 10, 1043 DP Amsterdam, the Netherlands, born at Purmerend, the Netherlands on the sixteenth day of September nineteen hundred and seventy-eight, acting upon a written power of attorney granted by and as such representing Citicorp USA, Inc., a company incorporated under the laws of Delaware, United States of America, having its registered office in 1209 Orange Street, c/o CT Corporation, Wilmington, Delaware, United States of America, with address 388 Greenwich Street, New York, New York 10013, United States of America, for the purposes hereof acting in its own capacity (the “Pledgee”).

WHEREAS:
A.	On the twentieth day of March two thousand six, a Credit Agreement (the “Credit Agreement”) (as same may be extended, prolonged or amended, renewed or novated from time to time) was entered into amongst, inter alia, (1) Affiliated Computer Services, Inc. as Borrower, (2) ACS Worldwide Lending Ltd. as the U.K. Borrower, (3) Citicorp USA, Inc. as Administrative Agent and (4) Citigroup Global Markets, Inc. as Sole Lead Arranger and Book Runner.

B.	Moreover, in connection with the transactions contemplated by the Credit Agreement, the Pledgor has entered into a Guaranty (as defined in the Credit Agreement (and included in the Loan Documents)) dated the twentieth day of March two thousand six in favor of the Secured Parties. A copy of the Guaranty (as defined in the Credit Agreement (and included in the Loan Documents)) is attached to this Deed (as hereinafter defined) as Appendix 1.

C.	Pursuant to the Credit Agreement and the Guaranty, the Pledgor is obliged to create a right of pledge on a certain number of shares in the capital of the Company in favor of the Pledgee, which pledge shall be created by this Deed (as hereinafter defined).
DECLARE AS FOLLOWS:
1.	INTERPRETATION
1.1	Words and expressions defined in the Credit Agreement shall have the same meaning when used herein unless otherwise defined herein.
1.2	In this agreement and deed of the creation of a first ranking right of Pledge of Shares (pandakte) (the “Deed”) the following words and expressions shall have the following meanings:

Articles of Association	means the articles of association (statuten) of the Company as they read since they have lastly been amended by a deed of amendment, executed on the tenth day of March two thousand six, before Paul Hubertus Nicolaas Quist, civil law notary officiating in Amsterdam, the Netherlands, (these articles of association have not been amended since) as amended from time to time;

Beneficiary	means each of the Administrative Agent, the Lenders and the Issuers and any other holder of an Obligation;

Charged Assets	mean:

(i)	a number equal to one percent (1%) of the Shares, which — subject to the Condition Precedent A (as defined hereafter) — is increased to sixty-five percent (65%) of the Shares;

(ii)	the Related Assets and the Future Related Assets, and, subject to the Condition Precedent (as defined hereafter), the Conditional Related Assets; and

(iii)	the dividends, rights, monies and other assets to which the Pledgee is entitled pursuant to the terms hereof or any of the foregoing;

Conditional Related Assets	has the meaning ascribed thereto in Clause 3.2 (ii) b;

Condition Precedent A	the condition precedent (opschortende voorwaarde) of the occurrence of any of the following events:

(i)	if an Event of Default under Section 9.1(f) of the Credit Agreement has occurred and is continuing; or

(ii)	upon written notice by the Administrative Agent if any other Event of Default has occurred and is continuing; or

(iii)	if the Company shall cease to be subject to the covenants set forth in Section 301 of each Supplemental Indenture (whether as a result of defeasance (legal or covenant), discharge, waiver, amendment or otherwise);

Condition Precedent B	has the meaning ascribed thereto in Clause 3.8;

Enforcement Event	means any default (verzuim) in or in connection with the proper performance of the Secured Obligations, provided it is also an Event of Default (as defined in the Credit Agreement) which has occurred and is continuing, and has not been remedied or waived;

Existing Indenture	means the Indenture, dated the sixth day of June two thousand five, between the Company and The Bank of New York Trust Company, N.A., as trustee, as supplemented by the First Supplemental Indenture and the Second Supplemental Indenture;

Existing Note	means each of the notes issued under and governed by the Existing Indenture;

Existing Note Obligations	means all obligations of the Company under the Existing Notes;

First Supplemental Indenture	means the First Supplemental Indenture, dated the sixth day of June two thousand five, between the Company and The Bank of New York Trust Company, N.A., as trustee, but not as thereafter may be supplemented or amended;

Future Shares	means any and all shares in the capital of the Company which are issued to or otherwise acquired by the Pledgor after the date of this Deed regardless of whether such issue or other acquisition of shares was approved prior to the date hereof and any potential right to acquire such shares;

Future Related Assets	has the meaning ascribed thereto in Clause 3.3;

Obligations	means the Secured Obligations (as defined in the Credit Agreement), explicitly excluding the Parallel Obligations. For purposes of this Deed, to the extent required under Section 301 of each Supplemental Indenture, until such time as the Company shall cease to be subject to the covenants set forth therein (whether as a result of defeasance (legal or covenant), discharge, waiver, amendment or otherwise), “Secured Obligations” (as defined in the Credit Agreement) shall expressly include all Existing Note Obligations; provided, however, that such Existing Note Obligations shall not be deemed “Secured Obligations” (as defined in the Credit Agreement) to the extent an exception is otherwise available under the Supplemental Indentures (including, without limitation, under Section 301(a)(ix) or Section 301(c) thereof;

Parallel Debt	has the meaning mentioned in Clause 2 hereof;

Parallel Obligations	the full and prompt payment when due of any and all obligations to pay an amount of money (verplichtingen tot voldoening van een geldsom), whether present or future, actual or contingent, that may at any time be owing by the Pledgor or any one of them to the Pledgee under or pursuant to Clause 2 (Parallel Debt) of this Deed;

Present Shares	the one hundred and eighty-four (184)

issued and outstanding ordinary shares, numbered 1 up to and including 184, with a nominal value of one hundred Euro (EUR 100) each, in the capital of the Company, of which one hundred and eighty (180) ordinary shares were all acquired by the Pledgor by a notarial deed of share transfer executed on the thirtieth day of October two thousand and two before P.H.N. Quist, civil law notary, officiating in Amsterdam, the Netherlands, of which ; one (1) ordinary share, numbered 181 has been acquired pursuant to a notarial share issue deed, executed before P.H.N. Quist, civil law notary officiating at Amsterdam, the Netherlands on the twenty-seventh day of May two thousand and four, one (1) ordinary share, numbered 182 has been acquired pursuant to a notarial share issue deed, executed before P.H.N. Quist, civil law notary officiating at Amsterdam, the Netherlands on the nineth day of August two thousand and four, one (1) ordinary share, numbered 183 has been acquired pursuant to a notarial share issue deed, executed before a substitute of P.H.N. Quist, civil law notary officiating at Amsterdam, the Netherlands on the twenty-second day of September two thousand and four and one (1) ordinary share, numbered 184 has been acquired pursuant to a notarial share issue deed, executed before P.H.N. Quist, civil law notary officiating at Amsterdam, the Netherlands on the thirty-first day of May two thousand and five;

Related Assets	has the meaning ascribed thereto in Clause 3.1 (ii) b;

Shares	means the Present Shares and the Future Shares;

Second Supplemental Indenture	means the Second Supplemental Indenture, dated the sixth day of June two thousand five, between the Company and The Bank of New York Trust Company, N.A., as trustee, but not as thereafter may be supplemented or amended;

Secured Obligations	means the Parallel Obligations and the Obligations to the extent owing to the

Pledgee;

Security Period	means the period beginning on the date hereof and ending on the date on which all Secured Obligations have been irrevocably, fully and completely repaid or discharged in accordance with Clause 7.1 of this Deed;

Supplemental Indenture	means each of the First Supplemental Indenture and the Second Supplemental Indenture;

Voting Event	means the occurrence of an Enforcement Event which entitles the Administrative Agent to declare any of the Secured Obligations in whole or in part to be due and payable immediately or on demand and furthermore provided that the Administrative Agent, acting as aforementioned, has actually declared any of the Secured Obligations in whole or in part to be due and payable immediately or on demand;

Voting Rights	has the meaning ascribed thereto in Clause 3.8.
1.1	Save where the contrary is indicated, any reference in this Deed to: the “Pledgee”, the “Pledgor” or the “Administrative Agent” shall be construed so as to include its or their respective permitted successors, transferees and assigns pursuant to the terms of the relevant Loan Documents from time to time and any successor of such successor, transferee or assign in accordance with their respective interests;

a. “Clause” shall, subject to any contrary indication, be construed as a reference to a clause hereof;

the term “including” shall be construed as meaning “including without limitation”;

a “person” shall be construed as a reference to any person, firm, company, corporation, body corporate, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing; “tax” shall be construed so as to include any tax, levy, impost, duty or other charge of a similar nature (including any penalty or interest payable in connection with any failure to pay or delay in paying any of the same);

the “Credit Agreement” and this “Deed” or any other agreement or document shall, where applicable, be deemed to be a reference to the Credit Agreement, and this Deed, or such other agreement or document as the same may have been, or may from time to time be, extended, prolonged, amended, supplemented, renewed or novated; and

a statute or statutory provision shall be construed as a reference to such statute or statutory provision as the same may have been, or may be from time to time, amended or re-enacted and all instruments, orders, plans, regulations, by-laws, permissions and directions at any time made thereunder.

This Deed is deemed to be included in the definition of the Collateral Documents mentioned in the Credit Agreement.

1.2	Headings are for convenience of reference only. Where the context admits, the singular includes the plural and vice versa.
2.	PARALLEL DEBT
2.1	Parallel Debt
(a)	Without prejudice to the provisions of the Credit Agreement and for the purpose of ensuring and preserving the validity and continuity of the security rights granted and to be granted by the Pledgor under or pursuant to this Deed the Pledgor hereby irrevocably and unconditionally undertakes to pay to the Pledgee amounts equal to and in the currency of the Obligations from time to time due by the Pledgor in accordance with the terms and conditions of the Loan Documents (such payment undertaking and the obligations and liabilities which are the result thereof the “Parallel Debt”);

(b)	The Pledgor and the Pledgee acknowledge that (i) for this purpose the Parallel Debt constitutes undertakings, obligations and liabilities of the Pledgor to the Pledgee under this Deed which are separate and independent from, and without prejudice to, the corresponding Obligations which the Loan Parties have to any Beneficiary and (ii) that the Parallel Debt represents the Pledgee’s own claims (vorderingen op naam) to receive payment of the Parallel Debt, provided that the total amount which may become due under the Parallel Debt shall never exceed the total amount which may become due under the Obligations.

(c)	Every payment of monies made by a Loan Party to any Beneficiary shall (conditionally upon such payment not subsequently being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency, liquidation or similar laws of general application) be in satisfaction pro tanto of the covenant by the Pledgor contained in Clause 2.1(a), provided that, if any such payment as is mentioned above is subsequently avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, liquidation or similar laws of general application, the Pledgee shall be entitled to receive the amount of such payment from the Pledgor and the Pledgor shall remain liable to perform the relevant obligation and the relevant liability shall be deemed not to have been discharged.

(d)	Subject to the provision in Clause 2.1(c), but notwithstanding any of the other provisions of this Clause 2:
(i)	the total amount due and payable as Parallel Debt under this Clause 2 shall be decreased to the extent a Loan Party shall have paid any amounts to the Beneficiary to reduce the outstanding Obligations or any Beneficiary otherwise receives any amount in payment of the Obligations; and

(ii)	to the extent that the Pledgor shall have paid any amounts to the Pledgee under the Parallel Debt or the Pledgee shall have otherwise received monies in payment of the Parallel Debt, the total amount due and payable under the Obligations shall be decreased as if said amounts were received directly in payment of the Obligations.
(e)	The Pledgee, by signing this Deed, acknowledges the provisions of Clause 2.1 on behalf of the Loan Parties.

(f)	The Pledgee undertakes to distribute to the Loan Parties an amount equal to an amount collected or recovered by the Pledgee which it has applied in reduction of its claim under the Parallel Debt in accordance with the terms of this Deed, as if the corresponding claim under the Obligations of the Loan Parties has not been discharged.
2.2	Undertaking to Pledge

The Pledgor and the Pledgee hereby agree that the Pledgor shall grant to the Pledgee for the benefit of the Beneficiaries, and, where it concerns the Parallel Debt, for the benefit of the Pledgee, the rights of pledge purported to be granted under or pursuant to this Deed.

2.3	Pledgee not an Agent

The parties acknowledge that, save as indicated in Clause 2.1(e), the Pledgee acts in its own name and not as agent or representative of the Loan Parties or any of them and the rights of pledge created hereunder or pursuant hereto will not be held on trust.

2.4	Default

Any failure to satisfy the Secured Obligations when due shall constitute a default (verzuim) in or in connection with the proper performance of the Secured Obligations, without any reminder letter (sommatie) or notice of default (ingebrekestelling) being sent or required.
3.	PLEDGE OF THE CHARGED ASSETS

3.1	In order to secure and provide for the payment and discharge of all Secured Obligations, the Pledgor hereby pledges (verpandt) to the Pledgee for the duration of the Security Period:
(i)	by way of a right of possessory or disclosed pledge (eerste vuistpandrecht of openbaar pandrecht), free of all encumbrances (beperkte rechten) and attachments, one percent (1%) of the Present Shares, and the Pledgee hereby accepts such pledge; and

(ii)	by way of a right of possessory or disclosed pledge (eerste vuistpandrecht of openbaar pandrecht) and, insofar as no possessory or disclosed pledge is effectively created, hereby pledges to the Pledgee for the duration of the Security Period by way of a right of non-possessory or non-disclosed pledge (eerste bezitloos of stil pandrecht), free and clear of all encumbrances (beperkte rechten):
(a)	all cash dividends payable at any time hereafter on one percent (1%) of the Present Shares; and

(b)	all dividends (the cash dividends or interests thereon), rights, benefits, proceeds, monies (except for cash dividends) and other assets, accruing, distributed, issued or offered at any time by way of redemption, repurchase, dividend, bonus, preference, pre-emption, conversion, capitalisation of profits or reserves, substitution, exchange, option right or otherwise (including but not limited to upon the dissolution or liquidation of the Company) in respect of one percent (1%) of the Present Shares (or in respect of any dividends, shares, rights, benefits, proceeds, monies or other assets previously accruing, offered or issued as referred to in this paragraph) and all proceeds of any and all of the foregoing including, but without limitation, proceeds that constitute assets of the types described above (all of the foregoing hereinafter referred to collectively as “Related Assets”);
to the extent that such dividends or Related Assets accrue on or after the date of this Deed. The Pledgee hereby accepts such pledge.
3.2	In order to further secure and provide for the payment and discharge of all Secured Obligations, the Pledgor hereby, subject to the Condition Precedent A, pledges (verpandt) to the Pledgee for the duration of the Security Period, in addition to the percentage of the Present Shares and Related Assets referred to above in Clause 3.1:
(i)	by way of a right of possessory or disclosed pledge (eerste vuistpandrecht of openbaar pandrecht), free of all encumbrances (beperkte rechten) and attachments, sixty-four percent (64%) of the Present Shares, and the Pledgee hereby accepts such pledge; and

(ii)	by way of a right of possessory or disclosed pledge (eerste vuistpandrecht of openbaar pandrecht) and, insofar as no possessory or disclosed pledge is effectively created, by way of a right of non-possessory or non-disclosed pledge (eerste bezitloos of stil pandrecht), free and clear of all encumbrances (beperkte rechten):
(a)	all cash dividends payable at any time hereafter on sixty-four percent (64%) of the Present Shares; and

(b)	all dividends (the cash dividends or interests thereon), rights, benefits, proceeds, monies (except for cash dividends) and other assets, accruing, distributed, issued or offered at any time by way of redemption, repurchase, dividend, bonus, preference, pre-emption, conversion, capitalisation of profits or reserves, substitution, exchange, option right or otherwise (including but not limited to upon the dissolution or liquidation of the Company) in respect of sixty-four percent (64%) of the Present Shares (or in respect of any dividends, shares, rights, benefits, proceeds, monies or other assets previously accruing, offered or issued as referred to in this paragraph) and all proceeds of any and all of the foregoing including, but without limitation, proceeds that constitute assets of the types described above (all of the foregoing hereinafter referred to collectively as “Conditional Related Assets”);

to the extent that such dividends or Conditional Related Assets accrue on or after the date of this Deed. The Pledgee hereby accepts such pledge.
The Pledgee is authorized to notify the fulfillment of the Condition Precedent A as a result of which the rights of pledge described in this Clause 3.2 to the Company.

3.3	To the extent legally possible, to further secure and provide for the payment and discharge of all Secured Obligations, the Pledgor hereby pledges (verpandt) to the Pledgee for the duration of the Security Period by way of a right of possessory or disclosed pledge (eerste vuistpandrecht of openbaar pandrecht) and, insofar as no possessory or disclosed pledge is effectively created, hereby for the duration of the Security Period by way of a right of non-possessory or non-disclosed pledge (eerste bezitloos of stil pandrecht) free and clear of all encumbrances (beperkte rechten):
(i)	pledges to the Pledgee one percent (1%) of all Future Shares, where applicable all cash dividends payable on such Future Shares and all Related Assets in respect of such Future Shares where applicable;

(ii)	subject to the Condition Precedent A, in addition to the percentage of the Future Shares, where applicable all cash dividends payable on such Future Shares and all Related Assets in respect of such Future Shares where applicable referred to above in Clause 3.3.(i), sixty-four percent (64%) of all Future Shares, where applicable all cash dividends payable on such Future Shares and all Conditional Related Assets in respect of such Future Shares where applicable;
(all cash dividends payable on such Future Shares and all Related Assets and all Conditional Related Assets in respect of such Future Shares where applicable hereafter to be referred to as: the “Future Related Assets”), free and clear of all encumbrances (beperkte rechten). The Pledgee hereby accepts such pledge. Upon acquisition of Future Shares, each of the Pledgor and the Company, at its own reasonable expense, shall execute such agreements, deeds, confirmations and notices and give, perform and do all such assurances, acts and things as the Pledgee reasonably may require for giving full effect to this Clause 3.3 and for creating, perfecting or protecting the Pledgee’s security rights in respect of one percent (1%) of the Future Shares, and for — subject to the Condition Precedent A — creating, perfecting or protecting the Pledgee’s security rights in respect of sixty-four percent (64%) of the Future Shares, all cash dividends payable on such Future Shares and all Future Related Assets or any part thereof.
3.4	To the extent the percentages of the Present Shares or Future Shares which are pledged pursuant to this Deed do not form round numbers of shares in the Company’s capital, the Charged Assets deem to exclude the entire share in the Company’s capital of which only a part was deemed to be pledged pursuant to this Deed. The Present Shares which are pledged pursuant to this Deed are numbered consecutively from 1 onwards.

If any of the Shares are changed, classified or reclassified, subdivided, consolidated or converted through (statutory) merger, or otherwise, or the rights attaching to the Shares are altered in any way, to the extent legally possible the shares or other securities resulting from such event are hereby pledged and shall automatically become subject to the pledge (pandrecht) hereby created. Where this is not possible, the Pledgor shall execute one or more pledge agreements in form and substance satisfactory to the Pledgee in respect of such shares or other securities. Nothing in this Clause 3.4 should be construed, however, as to imply or contain the consent of the Pledgee to change the Shares as set out in the first sentence of this Clause 3.4.
3.5	The Pledgee hereby gives its revocable consent to the Pledgor to receive, retain and utilise cash dividends (and interests thereon), proceeds, monies and other assets distributed by the Company as long as no Enforcement Event has occurred and is continuing and an acceleration notice thereof has been sent to the Pledgor. The Pledgee and the Pledgor acknowledge that during the Security Period the Pledgor shall remain legally and beneficially entitled to the Charged Assets as long as no Enforcement Event has occurred and is continuing and an acceleration notice thereof has been sent to the Pledgor.

3.6	So long as the Company shall not have received a written notice from the Administrative Agent that an Enforcement Event has occurred or would occur as a result of the payment or other distribution of such dividend by the Company, it shall pay such cash dividends directly to the Pledgor. Upon any delivery of a written notice referred to in the preceding sentence the Company shall pay all such dividends to the Pledgee.
3.7	By signing this Deed the Company confirms (and the other parties agree) that a written notice from the Administrative Agent to the Company and the Pledgor stating that an Enforcement Event has occurred or has been declared, as the case may be, shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to Clause 3.5 upon the occurrence of such an Enforcement Event.
3.8	The Pledgor hereby transfers, subject to condition precedent (opschortende voorwaarde) of the occurrence of a Voting Event (the “Condition Precedent B”), the voting and other consensual rights and similar rights or powers attaching to one percent (1%) of the Present Shares and, where applicable, the Related Assets (to the extent they consist of shares), and hereby, in addition to the percentage of the Voting Rights (as hereafter defined) referred to above in this Clause 3.8, transfers subject to the Condition Precedent B the voting and other consensual rights and similar rights or powers attaching to sixty-four percent (64%) of the Present Shares and, where applicable, the Conditional Related Assets (to the extent they consist of shares), both including the rights accrued by operation of law to holders of depositary receipts issued for shares in the share capital of the Company with the co-operation of the Company (certificaathouders-rechten) or any part thereof (the “Voting Rights”) to the Pledgee. Until the occurrence of a Voting Event the Pledgor may exercise any and all such Voting Rights, save:
(i)	that no such exercise may violate or be inconsistent with the express terms or purpose of the Loan Documents;

(ii)	that no such exercise may have the effect of impairing the position or interests of the Pledgee; and

(iii)	as set out in Clause 3.8 below.
Until the occurrence of a Voting Event the Pledgee shall not have the rights conferred by operation of law to holders of depositary receipts issued for shares in the share capital of the Company with the co-operation of the Company (certificaathouders-rechten). As appears from a copy of the written resolutions by the Company’s general meeting of shareholders dated the nineth day of March two thousand six, attached hereto as Appendix 2, the Pledgor, in its capacity of the Company’s sole shareholder, has — subject to the occurrence of a Voting Event — approved the establishment of the creation of a right of pledge on the Charged Assets as well as the conditional transfer of the Voting Rights.

3.9	Upon the occurrence of a Voting Event:

(i)	any and all rights of the Pledgor to exercise the Voting Rights which it is entitled to exercise pursuant to Clause 3.8 above shall cease automatically and the Pledgee shall have the sole and exclusive right and authority to exercise such Voting Rights and shall be entitled to exercise or refrain from exercising such rights in such manner as the Pledgee in its absolute discretion may deem fit;

(ii)	all dividends, distributions and interest payments which are received by the Pledgor contrary to the provisions of this Deed shall (a) be received and held as custodian (bewaarnemer) or, (b) pending payment, transfer or delivery to the Pledgee be segregated from the other assets and funds of the Pledgor and (c) be forthwith paid over, transferred or delivered to the Pledgee as security in the same form as so received; and

(iii)	the Pledgee shall immediately be entitled, at any time and at its sole discretion, to effect the resignation of and/or to dismiss the statutory directors of the Company or any of them, and to appoint new statutory directors of the Company, and the Pledgor hereby undertakes to do all things and execute all documents and instruments as may be required by the Pledgee to ensure the effectiveness of any such resignations, dismissals or appointments.
By signing this Deed the Company confirms (and the other parties agree) that the receipt of a written notice by the Company from the Administrative Agent addressed to the Company, stating that a Voting Event having occurred shall be sufficient for the Company to accept the Pledgee as being exclusively entitled to such rights and other powers which it is entitled to exercise pursuant to this Clause 3 upon the occurrence of a Voting Event.
In addition and without prejudice to the obligations of the Pledgor pursuant to the Loan Documents the Pledgor and the Company agree that the Pledgor and/or the Company will notify the Pledgee as soon as becoming aware of the same of any event or circumstance which reasonably could be of importance to the Pledgee with a view to the preservation and exercise of the Pledgee’s rights under or pursuant to this Deed, including the filing of a petition for the bankruptcy (faillissement) of the Pledgor, the filing of a petition for a moratorium of payments (surcéance van betaling) by the Pledgor, attachment of the Charged Assets, the termination of the Pledgor’s commercial activities or its dissolution or any representation or warranty of the Pledgor or the Company herein no longer being true and correct.
4.	FURTHER ASSURANCES/DELIVERY OF DOCUMENTS
4.1	Upon receipt of reasonable prior written notice each of the Pledgor and the Company, at their own reasonable expense, shall execute such agreements, deeds, confirmations and notices and give, perform and do all such assurances, acts and things as the Pledgee reasonably may require for giving full effect to this Deed, for creating, perfecting or protecting the Pledgee’s security rights in respect of the Charged Assets or any part thereof, for facilitating the realisation of the Charged Assets or any part thereof, and/or for assuring, confirming or facilitating the exercise of all rights, powers, authorities, discretions and remedies vested in the Pledgee under this Deed in respect of the Charged Assets or any part thereof (including but not limited to the right to receive cash dividends, Related Assets and Future Shares and the Voting Rights).
4.2	The Pledgor, at its own reasonable cost and expense, shall take all such reasonable steps as may be necessary or advisable (on the basis of advice received from reputable independent legal counsel):
(a)	to defend its right, title and interest in and to the Charged Assets against the claims and demands of any person, where necessary in co-operation with the Pledgee;

(b)	to perfect, protect and maintain the security intended to be conferred on the Pledgee by or pursuant to this Deed; and

(c)	to make all such filings and registrations and to take all such other steps as may be necessary in connection with the creation, perfection, protection or maintenance of any security which it may, or may be required to, create in connection herewith.
5.	PERFECTION OF PLEDGE OF THE SHARES
By signing this Deed the Company:
(i)	acknowledges the right of pledge of one percent (1%) of the Present Shares of the Company and all cash dividends paid or payable at any time hereafter, with respect thereto and, where applicable, the Related Assets relating thereto, and undertakes to register such right of pledge in its shareholders’ register;

(ii)	undertakes to provide the Pledgee within a reasonable time after the execution of this Deed with a copy of the relevant entry in its shareholders’ register;

(iii)	upon the issuance of the Future Shares and a creation of a right of pledge thereon undertakes to forthwith acknowledge and register in its shareholders’ register the right of pledge of Future Shares (if any) of the Company and, where applicable, the Related Assets and the Future Related Assets relating to the Shares of the Company;

(iv)	upon receipt of a written notification that the Condition Precedent A was fulfilled undertakes to forthwith acknowledge the right of pledge of sixty-four percent (64%) of the Present Shares of the Company and all cash dividends paid or payable at any time hereafter, with respect thereto and, where applicable, the Conditional Related Assets relating thereto, and undertakes to register such right of pledge in its shareholders’ register.
6.	GENERAL PROVISIONS
6.1	Expenses

Further to and subject to the conditions mentioned in Clause 7.4 of the Credit Agreement, the Pledgor hereby acknowledges that all risks connected with the ownership of the Charged Assets (including possible loss in value, deterioration, theft, embezzlement or otherwise) and any expenses and charges incurred or to be incurred in respect of or in connection with any such Charged Assets shall be exclusively for its account.
6.2	Possible Seizure or Attachment

In the event of a possible seizure or attachment by a third party of any of the Charged Assets, the Pledgor shall, at its own reasonable expense, (i)

promptly notify the Pledgee and send it or its attorneys a copy of the relevant attachment or seizure documentation as well as all other documents required under applicable law for challenging the attachment or seizure (if possible), (ii) notify the third party or the court process server acting on behalf of such third party in writing of the Pledgee’s interest in the relevant Charged Assets, and (iii) take such measures as reasonably may be required to protect the Pledgee’s interest in the relevant Charged Assets. All costs and expenses incurred by the Pledgee in taking such measures itself shall be for the account of the Pledgor.
6.3	Maintenance costs

The Pledgor shall at its own reasonable expense execute and give, perform and do all such assurances, acts and things as the Pledgee reasonably may require (i) for creating, perfecting or protecting the security over the Charged Assets or any part thereof provided for in this Deed, (ii) for facilitating the realisation of the Charged Assets or any part thereof and (iii) in exercising all powers, authorities and discretions vested in the Pledgee in respect of the Charged Assets or any part thereof.
7.	TERMINATION
7.1	This Deed and the Pledgee’s security interest constituted hereunder or pursuant hereto, shall be in full force and effect until a duly authorised officer of the Pledgee has certified in writing, at the request and cost of the Pledgor – which certificate the Pledgee shall issue to the Pledgor within forty-five (45) days following the date on which the request by the Pledgor was received by the Pledgee -, that all Secured Obligations have been irrevocably, fully and completely repaid or discharged and that the security interest constituted hereunder or pursuant hereto is terminated (opzeggen) and released (afstand doen), but any such certification, termination and release shall be subject to Clauses 8.5 and 8.6.
7.2	Subject to the conditions mentioned in Clause 10.8 (b) of the Credit Agreement, the Pledgee may at any time cancel (opzeggen) and/or release (afstand doen) in whole or in part of this right of pledge by given notice to the Pledgor in respect of Charged Assets.
8.	CONTINUING AND INDEPENDENT SECURITY
8.1	Ultimate Balance
The Pledgee’s security interest constituted by or pursuant to this Deed shall be continuing and shall remain in full force and effect, notwithstanding any intermediate payment of the Obligations or the Parallel Obligations, and shall apply to the ultimate balance of the Secured Obligations.
8.2	Waiver of Defences
To the fullest extent permitted by law, the security rights granted by the Pledgor hereunder or pursuant hereto in respect of the Secured Obligations shall not be prejudiced, affected or diminished by any act, omission or circumstance which, but for this provision, might operate to release, discharge or reduce the efficacy of the security interests granted hereunder or pursuant hereto or to release, discharge or otherwise exonerate the Pledgor from any of the Secured Obligations or the Obligations, including, whether or not known to the Pledgor or the Pledgee:
(a)	any time, waiver or indulgence granted to or composition with the Pledgor or any other person;

(b)	the taking, variation, compromise, renewal or release of, or refusal or neglect to perfect or enforce, any rights, remedies or securities against or granted by the Pledgor;

(c)	any variation of, or extension of the due date for performance of any term of any agreement in connection with the Obligations or the Secured Obligations (to the intent that the Pledgor’s obligations in respect of such Obligations or such Secured Obligations shall apply to such term as varied or in respect of the extended due date) or any increase, reduction, exchange, acceleration, renewal, surrender, release or loss of or failure to perfect any of the Obligations or the Secured Obligations or any security therefor or any non-presentment or non-observance of any formality in respect of any instruments;

(d)	the transfer by any Beneficiary of all or any of its rights, benefits and/or obligations under the relevant Loan Documents or any other agreement to which it is party to another person or entity;

(e)	the insolvency (including bankruptcy (faillissement) or moratorium (surséance van betaling)), or liquidation, dissolution or any change in the name or constitution of the Pledgor; or

(f)	any irregularity, unenforceability or invalidity of any (but not all) of the Secured Obligations or of the obligations of any other person or any present or future law or order of any government or authority (whether of right or in fact) purporting to reduce or otherwise affect any of such obligations to the intent that the Pledgor’s obligations under this Deed shall remain in full force and this Deed and the term “Secured Obligations” shall be construed accordingly as if there were no such irregularity, unenforceability, invalidity, law or order.
To the extent possible under the laws of The Netherlands the term “Secured Obligations” shall include all items which would be Secured Obligations but for the liquidation, absence of legal personality or incapacity of the Pledgor or any statute of limitation.
8.3	Immediate Recourse
To the fullest extent allowed by applicable law the Pledgor waives any right it may have of first requiring the Pledgee to proceed against or claim payment from any person or entity or enforce any Guaranty or security granted by any other person or entity before enforcing this Deed and/or its rights hereunder or pursuant hereto.

8.4	Additional Security

This Deed shall be in addition to and shall not in any way be prejudiced by or dependent on any collateral or other security now or hereafter held by the Pledgee as security for the Secured Obligations or any lien to which it may be entitled. The rights of the Pledgee hereunder are in addition to and not exclusive of those provided by law.

8.5	Certificates

A certificate signed by an authorised signatory of the Administrative Agent setting forth any amount due to it from the Pledgor in respect of any Secured Obligations shall be prima facie evidence of such amount against the Pledgor in the absence of manifest error or fraud.

8.6	Discharge

Where any discharge (whether in respect of this Deed, any other security for the Secured Obligations or otherwise) is made in whole or in part or any arrangement is made on the faith of any payment, security or other disposition which is subsequently avoided or must be restored on bankruptcy, liquidation or otherwise without limitation, the liability of the Pledgor under this Deed and the pledge hereby created shall continue (or, to the extent required by applicable law in the event that the pledge hereby created has been discharged in full, shall be reinstated) as if there had been no discharge or arrangement. The Pledgee shall be entitled to concede or compromise any claim that any such payment, security or other disposition is liable to avoidance or repayment.

8.7	Exercise of Rights, Powers, Remedies

Before exercising any of the rights, powers or remedies conferred upon it by this Deed or by law the Pledgee does not need to (i) take proceedings or obtain judgment against the Pledgor or any other person in any court, (ii) make or file any claim or proof in a winding-up or dissolution of the Pledgor or of any other person, or (iii) enforce or seek to enforce any other security which the Pledgee may now or at any time hereafter hold for or in connection with the Secured Obligations.
9.	REPRESENTATIONS, WARRANTIES AND COVENANTS
9.1	In addition and without prejudice to those covenants, undertakings, commitments and obligations of the Pledgor incorporated elsewhere herein and in the Credit Agreement, the Pledgor hereby represents, warrants and covenants that, so long as this Deed shall be in force, it shall:
(a)	within a reasonable time from its written request, provide the Pledgee with statements identifying all Charged Assets specifying, insofar as reasonably possible, such matters and information as the Pledgee from time to time may request, to the extent not already required pursuant to the Credit Agreement;

(b)	indemnify the Pledgee against and hold it harmless in respect of any liability or loss incurred by the Pledgee in connection with any reasonable action taken by the Pledgor in respect of the Charged Assets or any agreement in respect thereof entered into by the Pledgor but to which the Pledgee is not a party, in the event that such action or agreement is not taken or entered into with prior express consent or approval of, or pursuant to directions from, the Pledgee, unless that liability or loss arises as a result of the Pledgee’s gross negligence or wilful misconduct; and

(c)	on the reasonable written request by the Pledgee within a period of four (4) weeks upon the receipt by the Pledgor of such written request, create and perfect in favour of the Pledgee first priority rights of pledge on any of the Charged Assets;
9.2	The Pledgor shall reasonably obtain, comply with the terms of and do all that is necessary to maintain in full force and effect all authorisations, approvals, licences and consents required in or by the laws and regulations of The Netherlands to enable it lawfully to execute and deliver and perform its obligations under this Deed or to ensure the legality, validity, priority, enforceability or admissibility in evidence in The Netherlands of this Deed.
9.3	Without the prior written consent of the Pledgee, which consent shall not be unreasonably withhold or delayed, (save as expressly permitted by the

Credit Agreement), the Pledgor shall not:
(a)	create or permit to subsist any encumbrances (beperkte rechten) over all or any of the Charged Assets; or

(b)	cause Company to issue any shares to any person or entity other than the Pledgor; or

(c)	part with, sell, assign, transfer, pledge or otherwise dispose of or encumber or agree to part with, sell, assign, transfer, pledge or otherwise dispose of or encumber all or any part of the Charged Assets or any rights or interests therein or thereto; or

(d)	vote any one or more of the Shares in favor of a proposal (i) to amend the Articles of Association of Company, which may adversely affect the interest of the Pledgee, or (ii) to dissolve and liquidate the Company or to authorise an application for the bankruptcy (faillissement) or moratorium (surséance van betaling) of the Company, or (iii) to issue any further shares or to re-issue shares that have been repurchased to any person or entity other than the Pledgor, or (iv) to redeem or repurchase any of the Shares, or (v) to distribute any share premium reserve; or

(e)	co-operate in the issue of depositary receipts (certificaten van aandelen) in respect of the Shares.
9.4	The Company agrees with the Pledgee that without the Pledgee’s prior written consent it shall not co-operate in the issue of depositary receipts (certificaten van aandelen) in respect of the Shares or take or facilitate any of the actions referred to in Clause 9.3 (d).
9.5	The Pledgor further represents and warrants to the Pledgee that:
(i)	the Present Shares have been, or, as the case may be, will be duly authorised, validly issued and fully paid, and they do now constitute one hundred percent (100%) of the issued and outstanding share capital of the Company; the Pledgor is not aware of any adverse claims against any of the Shares;

(ii)	the Pledgor acquired the Present Shares as stated in Clause 1.2 hereof and presently is and, save as expressly permitted by the Credit Agreement, at all times during the Security Period will be the sole, legal and beneficial owner of the Shares and Related Assets, free and clear of any encumbrances (beperkte rechten), except for this Deed; the Pledgor is authorised to grant a first right of pledge on the Charged Assets and has not transferred in advance any future assets (such assets to include the Related Assets or Future Shares), nor created in advance any encumbrances (beperkte rechten) on such future assets; no depositary receipts (certificaten van aandelen) have been issued with respect to the Present Shares and no person or entity has any right or option to purchase, subscribe or otherwise acquire the Shares, the Related Assets, or any of them; and

(iii)	the Pledgor has not:
(a)	taken, to its best knowledge, any action or allowed the Company or any of its directors to take any action that impedes the Pledgee’s rights hereunder; or

(b)	agreed to grant any encumbrance (beperkt recht) over any of the Charged Assets;

(iv)	the Pledgor has the authority (beschikkingsbevoegdheid) to pledge the Present Shares and the Related Assets to the Pledgee, and at the date on which the Condition Precedent will be fulfilled the Pledgor will have the authority (beschikkingsbevoegdheid) to pledge the sixty-four percent (64%) of the Present Shares and the Conditional Related Assets which is pledged subject to the Condition Precedent pursuant to Clause 3.2 hereof.
9.6	The Company represents and warrants to the Pledgee that:
(i)	the Present Shares have been and the Future Shares, where applicable, will be duly authorised, validly issued and fully paid, and such Present Shares and, where applicable, such Future Shares (if issued) do now and at all times during the Security Period will constitute one hundred percent (100%) of its issued share capital of the Company; all Present Shares have been either transferred to the Pledgor by way of a deed of transfer (akte van levering) or issued to it; it is not aware of any adverse claims against any of the Shares;

(ii)	no depositary receipts (certificaten van aandelen) have been issued with respect to the Present Shares, and no depositary receipts will be issued with respect to the Future Shares with the co-operation of the Company.
10.	IMMEDIATE FORECLOSURE. ENFORCEMENT
10.1	Without prejudice to any other right or remedy available to the Pledgee, upon the occurrence and during the continuance of any Enforcement Event, the Administrative Agent, by giving written notice to the Pledgor, may declare the security hereby constituted immediately enforceable and the Pledgee may immediately exercise in respect of any or all of the Charged Assets any or all of its rights and powers set out in this Deed irrespective of whether the Pledgee shall have proceeded against or claimed payment from any party liable for any of the Secured Obligations. The Pledgor waives any right it may have requiring the Pledgee first so to proceed or so to claim or to enforce any security granted by any other person before enforcing this Deed. In particular, the Pledgor to the fullest extent permitted by applicable law irrevocably waives all defenses conferred by Section 3:234 of the Dutch Civil Code, which waiver is hereby accepted by Pledgee.
10.2	Upon the occurrence of an Enforcement Event the Pledgee shall be entitled to the fullest extent permitted by applicable law, without further notice, advertisement, hearing or process of law of any kind except as may be otherwise required by law, to sell and assign all or part of the Charged Assets in accordance with the laws of the Netherlands, and, where applicable, the Articles of Association including:
(a)	selling the Charged Assets at a public auction in accordance with local custom and conditions in accordance Section 3:250 of the Dutch Civil Code; or

(b)	applying for a court order (the corresponding right to apply of the Pledgor is hereby excluded, and the Pledgor to the fullest extent permitted by applicable law hereby waives and agrees not to exercise its right to apply for such a court order, which waiver is hereby accepted by the Pledgee) authorising the sale of the Charged Assets in the manner determined by the court, or authorising that the Charged Assets remain with the Pledgee in payment of such amount as will be determined by the court in accordance with Section 3:251 of the Dutch Civil Code.
The Pledgee shall not be bound by the period of notice of intent to sell prescribed by Section 3:249(1) of the Dutch Civil Code.
10.3	The Pledgee shall have the right to impose such limitations and restrictions on the sale of the Charged Assets as the Pledgee may deem necessary or appropriate to comply with any law, rule or regulation applicable to the sale. The Pledgor shall cooperate with the Pledgee in obtaining any necessary permits, exemptions or consents of competent authorities and in ensuring that the sale of the Charged Assets does not violate any applicable securities laws.
10.4	No Pledgor shall be entitled to file a request with the interim provisions judge (voorzieningenrechter) requesting that the Charged Assets or part thereof be sold in a deviating manner as provided for in Section 3:251 of the Dutch Civil Code. Nothing in the preceding sentence shall limit the right of the Pledgee to file such request.
10.5	Without prejudice to Section 3:253 of the Dutch Civil Code, any moneys received by the Pledgee pursuant to this Deed and/or under the powers hereby conferred shall be applied by the Pledgee in accordance with the terms of Section 10.9 of the Credit Agreement.
10.6	The Pledgor shall render such assistance and provide such information free of charge as the Pledgee may reasonably deem necessary in connection with the exercise of its rights, powers or remedies provided for in this Deed.
10.7	The Pledgee shall not be liable to the Pledgor for any damages caused by the sale of the Charged Assets or part thereof.
10.8	At any time after the security hereby constituted has become enforceable the Pledgee may redeem any prior encumbrance over any Charged Assets or procure to be subrogated in such prior encumbrance. All principal monies, interest, costs, charges and expenses of and incidental to such redemption and subrogation shall be paid by the Pledgor to the Pledgee on demand and shall be deemed to be a Secured Obligation for the purpose hereof.
10.9	The Pledgor shall bear any and all reasonable costs, charges and expenses in relation to this Deed as indicated in Clause 11.3 of the Credit Agreement.
11.	CONTINUING SECURITY AND OTHER MATTERS
11.1	This Deed shall extend to the ultimate balance from time to time of the Secured Obligations and shall be a continuing security, notwithstanding any intermediate payment, partial settlement or other matter whatsoever.
11.2	If the Pledgee considers, that an amount paid to any Secured Parties under any Loan Document is capable of being avoided or otherwise set aside on the liquidation or administration (or other similar proceeding) of the person by whom such amount was paid, then for the purposes of this Deed, such amount shall be regarded as not having been irrevocably paid.

11.3	This Deed and the obligations of the Pledgor under this Deed shall not in any way be prejudiced or affected by the existence of any other security documents, encumbrances, rights or remedies or by the same being or becoming wholly or in part void, voidable or unenforceable on any ground whatsoever or by the Pledgee dealing with, releasing, varying or failing to perfect or enforce any of the same, or giving time for payment or indulgence or compounding with any other person liable.
11.4	The Pledgee shall not be obliged to resort to any other security or other means of payment now or hereafter held by or available to it before enforcing this Deed and no action taken or omitted by the Pledgee in connection with any such other security or other means of payment shall discharge, reduce, prejudice or affect the right of pledge hereby created.
11.5	The Pledgor shall remain liable to perform all obligations, if any, assumed by them with respect to the Charged Assets or part thereof and the Pledgee shall not have any obligations or liabilities with respect to any of the Charged Assets or part thereof by reason of or arising out of this Deed, nor shall the Pledgee be required or obligated in any manner to perform or fulfil any of the obligations of the Pledgor under or with respect to any part of the Charged Assets.
11.6	At any time and from time to time, to the extent the terms of this Deed shall be inconsistent with, or in violation of, Section 2.2(c) of the Pledge and Security Agreement, dated as of the twentieth day of March two thousand six, among the Administrative Agent, the Pledgor and the Domestic Loan Parties (as defined in the Credit Agreement, as may be amended, supplemented or modified from time to time) a copy of which is attached hereto as Appendix 3, upon the written request and at the sole expense of the Company, the Administrative Agent shall promptly and duly execute and deliver such amendments, modifications or supplements to this Deed or other instruments and documents and take such further action as the Company may reasonably request for the purpose of complying with the terms of such Section.
12.	WAIVER OF THE PLEDGOR’S RIGHTS
12.1	During the term of this Deed and that of the Credit Agreement, the Pledgor hereby agrees not to exercise any rights of recourse (regresrechten) or any rights which it may acquire by way of subrogation under (or in connection with) this Deed against any person liable for the Secured Obligations.
12.2	As security for the Secured Obligations the Pledgor agrees to grant and, to the extent legally possible, hereby so grants to the Pledgee a right of pledge (een pandrecht) on any and all of its rights of recourse (regresrechten) or any rights which it may acquire by way of subrogation under (or in connection with) this Deed against any person liable for the Secured Obligations, which right of pledge the Pledgee hereby accepts.
12.3	The Pledgor represents and warrants to the Pledgee that, if such comes in existence, it is or will be proprietor (rechthebbende) of the claims referred to in paragraph 2 of this Clause 12 (Waiver of the Pledgor’s rights), that it has or will have full power to dispose (beschikkingsbevoegd) of such claims, and that such claims are not and will not be subject to any pledge or other limited right (beperkt recht), or any agreement to grant a pledge or other limited right, nor has an attachment (beslag) been levied on any of such claims.
13. APPLICATION OF PROCEEDS
13.1	After the security interests hereby constituted have become enforceable pursuant to the Loan Documents, but subject to the payment of any claims having priority to this security interest, all monies received, recovered or realised by the Pledgee pursuant to this Deed and/or under the powers hereby conferred (including the proceeds of any conversion of currency), shall be applied by the Pledgee for payment of the Secured Obligations, but without prejudice to Section 3:253 of the Dutch Civil Code or the right of the Pledgee to recover any shortfall and without prejudice to the provisions of the Credit Agreement from the Pledgor or any other party or person liable in connection with such shortfall and, in the sole discretion of the Pledgee and to the extent possible under applicable law, may be credited to any bank account and may be held in such account for as long as the Pledgee shall think fit (with interest accruing thereon at such rate, if any, as the Pledgee may deem fit) pending its application from time to time (as the Pledgee shall be entitled to do in its sole discretion, but subject to the provisions of the Credit Agreement).
13.2	For the purpose of or pending the discharge of any of the Secured Obligations, the Pledgee may convert any monies received, recovered or realised or subject to application by the Pledgee under this Deed (including the proceeds of any previous conversion under this Clause 13.2) from their existing currency or denomination into such other currency or denomination as the Pledgee may deem advisable, and any such conversion shall be effected at the Pledgee’s then prevailing spot selling rate of exchange for such other currency against the existing currency and otherwise in accordance with the provisions of the Credit Agreement. References herein to any currency extend to any funds of that currency and for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.
14.	REMEDIES
No failure on the part of the Pledgee to exercise, and no delay on its part in exercising, any right or remedy under this Deed will operate as a waiver thereof, nor will any single or partial exercise of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies provided in this Deed are cumulative and not exclusive of any rights or remedies provided by the chosen law, any applicable laws of a foreign jurisdiction or the Credit Agreement.
15.	SET-OFF
Upon the occurrence and during the continuance of an Enforcement Event the Pledgee is authorised to apply or set-off (without prior notice) any credit balance and claim (whether or not then due or payable) to which the Pledgor at any time is beneficially entitled on any account at any office of the Pledgee in or towards payment of or against all or any part of the Secured Obligations and other monies hereby secured and owed by it to the Pledgee, and for that purpose, may convert one currency into another and set-off claims in different currencies. The rights under this Clause are additional to, and/or may be exercised alternatively to, rights and security in respect of any such credit balance and claim elsewhere in this Deed or otherwise.
16.	SEVERABILITY
If any of the terms hereof is or becomes invalid or unenforceable (or the charges created hereby are ineffective) for any reason under the laws of any jurisdiction or in relation to the Pledgor, such invalidity or unenforceability shall not affect its validity or enforceability in any other jurisdiction or invalidate or make unenforceable any other term hereof or the terms hereof in relation to the Pledgor. The parties hereto agree that they will negotiate in good faith to replace any provision hereof so held invalid, illegal or unenforceable with a valid provision which is as similar as possible in substance to the invalid, illegal or unenforceable provision.
17.	RESCISSION
The Pledgor hereby waives to the fullest extent allowed by law its right to rescind (ontbinden) or avoid (vernietigen) the legal acts (rechtshandelingen) represented by this Deed, which waiver is hereby accepted by the Pledgee.
18.	APPOINTMENT OF ATTORNEY
18.1	To the fullest extent permitted by applicable law, the Pledgor hereby irrevocably appoints the Pledgee to be, following the occurrence of an Enforcement Event, its true and lawful attorney (with full power of substitution and delegation) for and on behalf of the Pledgor and in its name or in the name of the Pledgee and as the Pledgor’s act and deed to sign, execute, seal, deliver, acknowledge, file, register and perfect any and all such assurances, documents, instruments, agreements, certificates and consents and to do any and all such acts and things as the Pledgor itself could do in relation to the Charged Assets or in relation to any matters dealt with in this Deed and which the Pledgee reasonably may deem to be necessary in order to give full effect to the purposes of this Deed and will perform all acts and adopt all resolutions necessary to confer upon the assignee or transferee the Voting Rights, subject to the conditions specified in Clause 3.7. It is expressly agreed that this appointment also applies to situations where the Pledgee (also) acts as the Pledgor’s counterparty (Selbsteintritt). The Pledgor will ratify and confirm whatever the Pledgee shall reasonably do or cause to be done in pursuance of the powers conferred to it hereunder.
18.2	The Pledgee shall not have any obligation whatsoever to exercise any of the powers conferred upon it by this Clause or to make any demand or enquiry as to the nature or sufficiency of any payment received by it, or to present or file any claim or notice or take any other action whatsoever with respect to the Charged Assets. No action taken by or omitted to be taken by the Pledgee in good faith shall give rise to any defence, counterclaim or set-off against the Pledgee or otherwise affect any of the Secured Obligations.

18.3	If a party hereto is represented by (an) attorney(s) in connection with the signing and/or execution and/or delivery of this Deed or any agreement, document or understanding referred to herein or made pursuant hereto, the choice of Netherlands law contained in the relevant power(s) of attorney to govern such power of attorney is hereby expressly acknowledged and accepted by the other party hereto as the law governing (i) the internal relationship between the principal and the attorney(s), (ii) the (external) authority of the attorney(s) and the (external) consequences of the exercise of such power(s) of attorney by the attorney(s), and (iii) any other attorney issues.
19.	POWER TO ASSIGN; REPLEDGE
19.1	To the fullest extent permitted under the laws of the Netherlands, subject always to relevant provisions of the Credit Agreement, the Pledgee (but not, for the avoidance of doubt, the Pledgor) shall be entitled to assign and/or transfer all or part of its rights and obligations under this Deed to any assignee and/or transferee, and the Pledgor hereby in advance gives its irrevocable consent to (geeft toestemming bij voorbaat) within the meaning of Section 6:156 of the Dutch Civil Code and hereby in advance irrevocably cooperates with (verleent bij voorbaat medewerking aan), within the meaning of Section 6:156 to 6:159 of the Dutch Civil Code, any such assignment and/or transfer (including by means of take-over of debt (schuld-overneming) or take-over of agreement (contractsoverneming), as the case may be) hereunder and will perform all acts and adopt all resolutions necessary to confer upon the assignee or transferee the Voting Rights, subject to the conditions specified in Clause 3.8. The Pledgee shall be entitled to impart any information concerning the Pledgor to any successor of proposed successor.
19.2	The Pledgor hereby expressly and irrevocably grants authority to the Pledgee to repledge (herverpanden) the Charged Assets to one or more of the Loan Parties as Repledgee (herpandhouder) as envisaged by Section 3:242 of the Dutch Civil Code.
20.	NOTICES
All notices, requests, demands and other communications under this Deed must be made as referred to in the Guaranty (as defined in the Credit Agreement (and included in the Loan Documents)).
21.	GOVERNING LAW AND JURISDICTION
21.1	This Deed shall be governed by and construed in accordance with the laws of The Netherlands.
21.2	The parties hereto irrevocably agree that the District Court (Rechtbank) of Amsterdam, the Netherlands shall have exclusive jurisdiction to hear and determine in first instance any suit, action or proceeding and to settle any disputes which may arise out of or in connection with this Deed, subject to appeal (hoger beroep).

22.	NOTARY
The Pledgor and the Pledgee acknowledge that Pieter Heyme Bolland, aforementioned, is (associated with) the Pledgee’s counsel and that they are aware of the provisions of Articles 8, 9, 10 and 14.2 of the Guidelines concerning associations between civil law notaries (notarissen) and attorneys-at-law (advocaten) as established by the Board of the Royal Professional Organisation of Civil Law Notaries (Koninklijke Notariële Beroepsorganisatie). The Pledgor and the Pledgee explicitly agree that the Pledgee is represented by the Pledgee’s counsel in any matter relating to this agreement and any disputes in connection therewith.
POWERS OF ATTORNEY
The aforementioned powers of attorney appear sufficiently to me, notary, from four (4) powers of attorney, (copies of) which will be attached to this deed. The appearing persons declare explicitly to warrant for the existence and extent of these powers of attorney.
The appearing persons are known to me, civil law notary.
WITNESSED THIS DEED, the original of which was drawn up and executed in Amsterdam on the date first written above.
Prior to the execution of this deed, I, civil law notary, informed the appearing persons of the substance of the deed and gave them an explanation thereon, and furthermore pointed out the consequences which will result for the party from the contents of this deed.
Subsequently, the appearing persons declared to have taken note of and agreed with the contents of this deed after timely being given the opportunity thereto and waived a full reading of this deed.
Immediately after a limited reading, this deed was signed by the appearing persons and me, civil law notary, at twelve hours and forty five minutes.

ISSUED FOR TRUE COPY
by me, Johannes Schouten, substitute of Pieter Heyme Bolland, civil law notary officiating at Amsterdam, the Netherlands on the twentieth day of March two thousand six.
/s/ Johannes Schouten